DAVIS NEW YORK VENTURE FUND, INC.
2949 East Elvira Road, Suite 101
Tucson, Arizona 85756
(520) 434-3778

CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

KENNETH C. EICH, Principal Executive Officer, and DOUGLAS A. HAINES, Principal Financial Officer and Principal Accounting Officer of Davis New York Venture Fund and Davis Research Fund, authorized series of Davis New York Venture Fund, Inc. (the "Registrant"), each certify to the best of his or her knowledge that:

(1) The Registrant's periodic report on Form N-CSR for the period ended July 31, 2020 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer	Principal Financial Officer and Principal Accounting Officer

DAVIS NEW YORK VENTURE FUND, INC.	DAVIS NEW YORK VENTURE FUND, INC.

/s/ Kenneth C. Eich	/s/ Douglas A. Haines

Kenneth C. Eich	Douglas A. Haines
Principal Executive Officer	Principal Financial Officer and Principal Accounting Officer
Date: September 22, 2020	Date: September 22, 2020

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to DAVIS NEW YORK VENTURE FUND, INC. and will be retained by DAVIS NEW YORK VENTURE FUND, INC. and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.